EMPLOYMENT AGREEMENT
                              --------------------


THIS AGREEMENT is made as of the 1st day of August, 1993 between Global Med Technologies, Inc., a Colorado corporation (the "Employer") and Alan K. Geddes (the "Employees").

     WHEREAS, Employee is presently a consultant to Employer;

     WHEREAS, Employer desires to employ Employee and has negotiated with Employee with respect to the terms of such employment;

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Employer and Employee hereby agree as follows:

                                    ARTICLE I
                               TERM OF EMPLOYMENT
                               ------------------

     1.1 Employment. The Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer upon the terms and conditions hereinafter set forth.

     1.2 Term. The employment of the Employee by the Employer as provided herein shall commence August 1, 1998 and shall end November 1, 2001 unless otherwise superseded by section 4.1, provided, however, that at the close of the second year of this agreement the initial term hereof shall be automatically extended for an additional two years beyond the initial term unless Employer or Employee provides notice of the contrary at least 90 days prior to the close of the second year.

     1.3 Office and Support. Employee shall be provided an office and support staff at Employer's Wyndgate division in Sacramento, California or corporate offices in Denver, Colorado.

                                   ARTICLE II
                             DUTIES OF THE EMPLOYEE
                             ----------------------

     2.1 Duties. The Employee shall be employed with the title of Vice President Finance and Chief Financial Officer, Global Med Technologies, Inc. with responsibilities and authority as are customarily performed by such an officer and as may from time to time be assigned to Employee by Employer's Chairman and Chief Executive Officer or Board of Directors. Employee shall report directly to the Chairman and CEO of Global Med Technologies, Inc.

     2.2 Extent of Duties. Employee shall devote substantially his full business time, attention and energies to the business of the Employer.

     2.3 Disclosure of Information.

          2.3.1 The Employee recognizes and acknowledges that the information, processes, developments, experimental work, work in progress, business, list of the Employer's customers and any other trade secret or other secret or confidential information relating to Employer's business as they may exist from time to time are valuable, special and unique assets of Employer's business. Therefore, Employee agrees that:

               (i) Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, whether during or subsequent to his employment, without the express authorization of the Board of Directors of the Employer, any information, process, development or experimental work, work in process, business, customer lists, trade secret or any other secret or confidential matter relating to any aspect of the Employer's business, except 1) as such disclosure or use may be required in connection with Employee's work for the Employer and 2) where such information or items have become publicly known and made generally available through no wrongful act of employee.

               (ii) Upon request or at the time of leaving the employ of the Employer, the Employee will deliver to the Employer, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Employer's business.

          2.3.2 In the event of a breach or threatened breach by the Employee of the provisions of this section 2.3, the Employer shall be entitled to an injunction (i) restraining the
                    Employee  from   disclosing,   in  whole  or  in  part,  any
                    information as described above or from rendering any services to any person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or
                    (ii) requiring that Employee deliver to Employer all information, documents, notes, memoranda and any and all discoveries or other material as described above upon Employee's leave of the employ of the Employer. Nothing herein shall be construed as prohibiting the Employer from pursuing other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

     2.4 Non-Solicitation.

          2.4.1 Non-Solicitation of Employees: During the period of employment and for a period of 12 months after the cessation of employment for any reason, whether with or without cause, it is agreed that the Employee shall not directly or indirectly, either alone or in concert with others, solicit or entice any employee of or consultant to the company to leave the company or work for anyone or entity in competition with the Employer. It is understood and agreed between the parties that this non-solicitation provision is necessary for the protection of trade secrets and other confidential information of the Employer.

          2.4.2 Solicitation of Customers: During the period of employment and for a period of 12 months after the cessation of employment for any reason, whether with or without cause, it is understood that Employee shall not directly or indirectly, either alone or in concert with others, solicit, entice, or in any way divert any of the company's customers (or potential customers with whom the Employee has come in contact during the period of employment with Global Med) or suppliers to do business with any business entity in competition with the company. It is understood and agreed between the parties that this non-solicitation provision is necessary for the protection of trade secrets and other confidential information of the Employer.

                                   ARTICLE III
                          COMPENSATION OF THE EMPLOYEE
                          ----------------------------

     3.1 Compensation. As compensation for services rendered under this Agreement, the Employee shall receive a salary at the rate of $125,000 per annum to be paid in accordance with Employer's normal practices. The salary provided in this subsection shall in no way be deemed exclusive and shall not prevent Employee from participating in any other compensation or benefit plan of Employer. Employee's salary shall be reviewed on or about November 1, 1998 and on an annual basis thereafter and if Employee's performance is deemed satisfactory, his salary shall be increased at least in an amount equal to the cost of living increase for the prior year, providing that at least one other senior management's salary (CEO or COO) is increased by a similar cost of living raise. In addition, Employee shall be eligible for a performance incentive raise.

     3.2 Incentive Compensation. Annually, on October 30 of each year while this employment agreement is in effect, solely at the option of the Employer, the Employee may be entitled to receive incentive compensation of up to 50% of Employee's then current annual base salary. This incentive compensation shall be based on objectives which shall be established by the parties by December 31 of each year for as long as the Employee continues his employment with the Company. The terms and conditions of the incentive compensation are to be determined solely by the CEO and/or the Board of Directors. The Employee shall give input into the objectives.

     3.3 Benefits. Employee shall be entitled to participate in all of Employer's employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted, it being understood that Employee shall have the same rights and privileges to participate in such plans and benefits as any other executive employee during the term of this Agreement. Participation in any benefit plans shall be in addition to the compensation provided for in Section 3.1. Employer shall pay premiums for health and dental insurance covering

Employee. Employee shall be provided with a car allowance of $400 per month. Employee shall be reimbursed for up to $30,000 of unaccountable, preapproved moving expenses to cover the costs of acquiring property or relocating from Mill Valley, California to the metropolitan area of Denver, Colorado.

     3.4 Stock Options. Employee will receive incentive stock options (under Employer's Stock Option Plan) to purchase an aggregate of 250,000 shares of Employer's common stock between the bid and the ask on Employee's date of employment. Employee shall purchase 10,000 shares of Global Med stock in the open market from American Fronteer Capital, Inc. and keep these shares for a minimum of eighteen months in order for this employment contract to become effective. If Employee sells these 10,000 shares or any part thereof prior to eighteen months, the Employee acknowledges that he will no longer be entitled to 20,000 of the options to become vested on 11/1/99. Twenty percent (20%) of the 250,000 options shall vest and become exercisable upon Employee's completion of each year of employment with Employer, as follows:

   Shares Underlying Option        Dates Exercisable           Dates Vested
   ------------------------        -----------------           ------------

          50,000                 11/1/1998  11/1/2008           11/1/1998
          50,000                 11/1/1999  11/1/2008           11/1/1999
          50,000                 11/1/2000  11/1/2008           11/1/2000
          50,000                 11/1/2001  11/1/2008           11/1/2001
          50,000                 11/1/2002  11/1/2008           11/1/2002

     If Employer: (i) sells substantially all of its assets, or (ii) merges or consolidates with another entity or otherwise reorganizes whereby the total market value of Employer's common stock exceeds $100,000,000 as a result of such transaction or (iii) terminates employee for any reason other than malfeasance prior to employees contract expiration; then the entire 250,000 in options granted to Employee shall become immediately 100% vested and immediately exercisable on the date preceding the effective date of such sale, merger, consolidation or other reorganization; provided, however, that Employer and Employee acknowledge that a secondary public offering or private placement or other such financing of Employer's securities excluding change of control is specifically excluded from this accelerated vesting provision.

     Notwithstanding any other provision in this Agreement, regardless of vesting, Employee must be employed by Employer at the time of exercise in order to exercise such options, as required by Employer's Stock Option Plan. However, all of the stock options that are fully vested at the time the Employee or the Employer terminates the Employee's employment, for any reason, shall be able to be exercised by the employee within 90 days of termination, in accordance with Global Med Technologies, Inc. Employee Stock Option Plan. If the Employee decides that he does not want to exercise his fully vested options, then those fully vested options will be rescinded and regranted as nonqualified options under Global Med Technologies, Inc. Nonqualified Stock Option Plan provided, however, that the Employee's termination is not for cause. Employee shall also be entitled to receive additional stock options as additional compensation on Employee's annual reviews based solely on the discretion of the Board of Directors.

     3.5 Expenses. Employee shall be entitled to prompt reimbursement, upon production of original receipts, for all reasonable expenses incurred by Employee in the performance of his duties hereunder. Employer shall advance reasonable estimates of such expenses upon request of the Employee.


                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT
                            -------------------------

     4.1 Termination. The Employee's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

          4.1.1 By Employee. Upon the occurrence of any of the following events this Agreement may be terminated by the Employee by written notice to Employer:

               (i) the sale by Employer of substantially all of its assets;

               (ii) a decision by Employer to terminate its business and liquidate its assets;

               (iii) the merger or consolidation of Employer with another entity or an agreement to such a merger or consolidation or any other type of reorganization;

               (iv) Employer makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, there shall have been filed any petition or application for the involuntary bankruptcy of Employer, or other similar proceeding, in which an order for relief is entered or which remains undismissed for a period of thirty days or more, or Employer seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of Employer or any material party of its assets;

               (v) there are material reductions in Employee's duties and responsibilities without his written consent or a demotion from the position of CFO;

               (vi) termination by the Company of Employee's employment with the Company for any reason other than cause (as defined in Section 4.14 below);

               (vii) a five percent reduction in Employee's base compensation (not including bonus), other than any such reduction which is part of, and generally consistent with, a general reduction of officer's salaries; or

               (viii) a material reduction by the Company in the kind or level of employee benefits (other than salary and bonus) to which Employee is entitled immediately prior to such reduction with the result that Employee's overall benefits package (other than salary and bonus) is substantially reduced (other than any such reduction applicable to officers of the Company generally).

          4.1.2 Death. This Agreement shall terminate upon the death of Employee.

          4.1.3 Disability. The Employer may terminate this Agreement upon the permanent or temporary disability of the Employee. Employee shall be considered disabled (whether permanent or temporary) if: (1) he is disabled as defined in a disability insurance policy purchased by or for the benefit of the Employee; or
(2) if no such policy is in effect, he is incapacitated to such an extent that he is unable to perform substantially all of his duties for 30 consecutive business days for Employer that he performed prior to such incapacitation.

          4.1.4 Cause. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment hereunder upon the following: (1) habitual neglect of duties or (2) willful breach of duties. The Employer will provide notice of these and allow Employee 60 days time to cure.

     4.2 Notice of Termination. Any termination of the Employee's employment by the Employer or by the Employee (other than termination pursuant to subsection
4.1.2 above) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

     4.3 Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death; and
(ii) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is received by Employer or Employee.

     4.4 Payment of Salary/Severance Pay Following Termination.

          4.4.1 In the event of temporary or permanent disability of the Employee as described in subsection 4.1.3 hereof, Employee shall be entitled to receive all compensation and benefits payable up to the Date of Termination notwithstanding his temporary or permanent disability during the 30 day period preceding the Date of Termination; any such payment, however, shall be reduced by disability insurance benefits, if any, paid to Employee under policies (other than group policies) for which Employer pays all premiums and Employee is the beneficiary.

          4.4.2 Following the termination of this Agreement by the Employer for Cause as provided in subsection 4.1.4 hereof, the Employee shall be entitled only to compensation through the Date of Termination.

          4.4.3 Following the termination of this Agreement by the Employer for any reason other than Cause or the temporary or permanent disability of Employee, the Employee shall be entitled to twelve months compensation and benefits following the date of termination.

     4.5 Remedies. Any termination of this Agreement shall not prejudice any other remedy to which the Employer or Employee may be entitled, either at law, equity, or under this Agreement.

                                    ARTICLE V
                                 INDEMNIFICATION
                                 ---------------

     5.1 Indemnification. To the fullest extent permitted by applicable law, Employer agrees to indemnify, defend and hold Employee harmless from any and all claims, actions, costs, expenses, damages and liabilities, including, without limitation, reasonable attorneys' fees, hereafter or heretofore arising out of or in connection with activities of Employer or its employees, including Employee, or other agents in connection with and within the scope of this Agreement or by reason of the fact that he is or was a director or officer of Employer or any affiliate of Employer. To the fullest extent permitted by applicable law, Employer shall advance to Employee expenses of defending any such action, claim or proceeding. However, Employer shall not indemnify Employee or defend Employee against, or hold him harmless from any claims, damages, expenses or liabilities, including attorneys' fees, resulting from the gross negligence or willful misconduct of Employee to include punitive damage claims against the Employee. The duty to indemnify shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to expiration or termination.

                                   ARTICLE VI
                               GENERAL PROVISIONS
                               ------------------

     6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     6.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City and County of Sacramento, California, in accordance with the rules then existing of the American Arbitration Association. Judgment upon the award may be entered in any court having jurisdiction thereof. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall be responsible to pay the fees of the arbitrator he or she selects, and the fees of the third arbitrator shall be borne equally by the parties. It is agreed and understood that this arbitration clause means that each party waives their right to a jury or bench trial over the controversies or claims mentioned in this paragraph. It is further understood and agreed that the term "controversy or claim" as used in this paragraph means any controversy or claim, including breach of contract, breach of the covenant of good faith and fair dealing, discrimination claims, harassment claims, claims of fraud, retaliation, whistleblowing, claims of violations of the Americans With Disabilities Act, Older Workers

Protection Act, and any and all other state and federal laws under which a claim can be brought by the employee or employer. This provision shall not restrict the right of either the employee or the employer to seek injunctive relief from a court of competent jurisdiction.

     6.3  Entire  Agreement.   This  Agreement  supersedes  any  and  all  other
agreements, whether oral or in writing, between the parties with respect to the employment of the Employee by the Employer.

     6.4 Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of and be binding upon Employer, any successor in interest to all or substantially all of the business and/or assets of Employer, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

     6.5 Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to Employee:               Alan K. Geddes
                                   6 Barrie Way
                                   Mill Valley, California 94941


     If to Employer:               Global Med Technologies, Inc.
                                   12600 W.Colfax Avenue, Suite A-500
                                   Lakewood, Colorado 80215
                                   Attn.: Michael I. Ruxin, Chairman and CEO

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     6.6 Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

     6.7 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

     6.8 Survival of Obligations. Termination of this Agreement for any reason shall not relieve Employer or Employee of any obligation accruing or arising prior to such termination.

     6.9 Amendments. This Agreement may be amended only by written agreement of both Employer and Employee.

     6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         6.11 Fees and Costs. If any action at law or in equity (in civil court or in arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

         6.12 Legal Review. The parties agree that the employee was provided the opportunity to review this agreement with legal counsel.




                                      "EMPLOYER"

                                       GLOBAL MED TECHNOLOGIES, INC.



                                       By:  /S/  Michael I. Ruxin
                                            ------------------------------------
                                            Michael I. Ruxin, Chairman and CEO



                                       "EMPLOYEE"


                                        /S/  Alan K. Geddes
                                        ----------------------------------------
                                        Alan K. Geddes

                                  Schedule 2.1
                               Duties of Employee

Employee shall be responsible for the day to day financial operations of Global Med Technologies, Inc. and Wyndgate Technologies as well as certain policy making decisions impacting day to day financial operations. Employee will report to the Chairman and CEO of Global Med Technologies, Inc.

                                  Schedule 3.3
                                    Benefits

     Employer shall pay 100% of the cost of health insurance under Employer's health plan for Employee. Employee also will be entitled to all paid holidays and other benefits as customarily are extended to executive employees.

     Employee will accrue vacation time at the rate of 13.33 hours per month.